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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of BancWest Corporation on Form S-4 of our report dated January 29, 1999, appearing in the Annual Report on Form 10-K of SierraWest Bancorp for the year ended December 31, 1998 and of our report dated January 19, 1996, relating to the financial statements of BancWest Corporation and its subsidiaries appearing in the current report on Form 8-K/A of BancWest Corporation dated November 1, 1998.

     We also consent to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.

                                              /s/ DELOITTE & TOUCHE LLP

Sacramento, California
San Francisco, California
April 14, 1999